Exhibit D

      JPMorgan Chase Bank            Wachovia Bank, National Association
  J.P. Morgan Securities Inc.           Wachovia Capital Markets, LLC
        270 Park Avenue                    1 Wachovia Center, DC 6
       New York, NY 10017                 301 South College Street
                                             Charlotte, NC 28288

  Citicorp North America, Inc.           Deutsche Bank A.G., Cayman
  Citigroup Global Markets Inc.                Islands Branch
     390 Greenwich Street                      60 Wall Street
     New York, NY 10013                     New York, NY 10005


                                                         July 19, 2004


Private and Confidential


US Oncology Holdings, Inc.
c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, NY  10022

Attention of D. Scott Mackesy


                                  Project Oiler
                  $550,000,000 Senior Secured Credit Facilities
                $625,000,000 Senior Subordinated Bridge Facility


Ladies and Gentlemen:

          Reference is made to (a) the Commitment Letter dated as of March 20, 2004 (the "Commitment Letter"), among you, JPMorgan Chase Bank ("JPMCB"), J.P. Morgan Securities Inc. ("JPMorgan"), Wachovia Bank, National Association ("Wachovia"), Wachovia Capital Markets, LLC ("WCM"), Citicorp North America, Inc. ("CNAI" and, together with JPMCB and Wachovia, the "Agents") and Citigroup Global Markets Inc. ("CGMI" and, together with JPMorgan and WCM, the "Arrangers") and (b) the Assignment Letter Agreement dated as of June 2, 2004 (the "Assignment Letter"), among you, the Agents, the Arrangers and Deutsche Bank, A.G., Cayman Islands Branch ("DB"). Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Commitment Letter (including the exhibits and other attachments thereto).

          In connection with the foregoing, you, the Agents, the Arrangers and DB hereby agree (a) to an extension of the Commitment Letter and the Commitments thereunder by replacing the words "July 31, 2004" in the fifteenth paragraph of the Commitment Letter with the words "August 31, 2004", (b) to an extension of the assignments contemplated by the Assignment Letter by replacing the words "July 31, 2004" in the twelfth paragraph of the Assignment Letter with the words "August 31, 2004", (c) that the Senior Facilities Term Sheet shall be amended by deleting the words "less the amount of cash held by Oiler and its subsidiaries on the Closing Date in excess of $150,000,000," in clause (a) of the second paragraph under the heading "Transactions:" and (d) that Annex II to the Senior Facilities Term

Sheet shall be amended by deleting the words "the amount of cash held by Oiler and its subsidiaries in excess of $150,000,000, less" in footnote 3 thereto.

          You agree that this letter agreement is confidential and will not, without the prior approval of the Agents, the Arrangers and DB, be disclosed by you to any person except you may disclose this letter agreement to the same extent you are permitted to disclose the Commitment Letter pursuant to the fourteenth paragraph thereof.

          This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this letter agreement. This letter agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


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


          If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to us the enclosed duplicate original hereof, whereupon this letter agreement shall become a binding agreement between us.

                                      Very truly yours,

                                      JPMORGAN CHASE BANK,


                                      by____________________________
                                      Name:
                                      Title:



                                      J.P. MORGAN SECURITIES INC.,


                                      by____________________________
                                      Name:
                                      Title:



                                      WACHOVIA BANK, NATIONAL ASSOCIATION,


                                      by____________________________
                                      Name:
                                      Title:



                                      WACHOVIA CAPITAL MARKETS, LLC,


                                      by____________________________
                                      Name:
                                      Title:

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

                                      CITICORP NORTH AMERICA, INC.,



                                      by____________________________
                                      Name:
                                      Title:



                                      CITIGROUP GLOBAL MARKETS INC.,


                                      by____________________________
                                      Name:
                                      Title:



                                      DEUTSCHE BANK A.G., Cayman Islands Branch,


                                      by____________________________
                                      Name:
                                      Title:



                                      by____________________________
                                      Name:
                                      Title:

Accepted and agreed to as of the date
first written above:

US ONCOLOGY HOLDINGS, INC.,

by____________________________
Name:
Title:





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